Exhibit 10.19

CREDIT ACCEPTANCE CORPORATION
AMENDED AND RESTATED
INCENTIVE COMPENSATION PLAN
As Amended Effective June 2, 2023

I.GENERAL PROVISIONS
1.01     Purpose. The Plan, which was adopted by the Company’s Board on the Effective Date, is intended to attract and retain highly competent, effective and loyal Employees, Non-Employee Directors, and Independent Contractors in order to create per share intrinsic value for shareholders.
1.02Participants. Participants in the Plan shall be such Employees (including Employees who are directors), Non-Employee Directors, and Independent Contractors of the Company or of an Affiliate as the Committee may select from time to time. In addition, the Committee may grant an Award to an individual upon the condition that the individual become an Employee, Non-Employee Director, or Independent Contractor of the Company or of an Affiliate, provided that the Award shall be deemed to be granted only on the date that the individual becomes an Employee, Non-Employee Director, or Independent Contractor.
1.03Definitions. As used in this Plan, the following terms have the meaning described below:
(a)“Affiliate” or “Affiliates” means a corporation or other entity that is affiliated with the Company and includes any parent or Subsidiary of the Company, as defined in Code Sections 424(e) and (f), respectively. Notwithstanding the above, for purposes of determining Participants eligible to receive grants of Options (or stock appreciation rights), Affiliate shall mean any corporation, partnership, limited liability company or other entity (other than the employer entity) in an unbroken chain of entities beginning with the employer entity if each of the entities other than the last entity in the unbroken chain either (1) owns stock possessing 50% or more of the total combined voting power of, or (2) owns stock possessing 50% or more of the total combined value of all classes of stock of, in each case, one of the other entities in such chain. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
(b)“Agreement” means the written agreement that sets forth the terms of a Participant’s Award.
(c)“Award” means a grant of an Option, Restricted Stock Award, Restricted Stock Unit, Other Cash Based Award, or Other Stock Based Award.
(d)“Board” means the Board of Directors of the Company.
(e)“Business Combination” means (1) any reorganization, merger, share exchange or consolidation of the Company, or (2) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company.
(f)“Cause” means (1) with respect to any Participant who is a party to a written employment agreement with the Company or any Affiliate, “Cause” as defined in such employment agreement, or (2) with respect to any Participant who is not a party to a written employment agreement with the Company or any Affiliate, or whose employment agreement does not define such term, personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or receipt of a final cease-and-desist order. In determining willfulness, no act or failure to act on a Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Company.
(g)“Change in Control” means the occurrence of any of the following events:
(1)If the Incumbent Directors cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered to be an Incumbent Director; provided further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a person other than the Board shall not be considered an Incumbent Director.
(2)If there shall be consummated a Business Combination, other than (1) a merger or consolidation effected to implement a reorganization of the Company’s ownership wherein the Company shall become a wholly-owned subsidiary of another corporation and the shareholders of the Company shall become shareholders of such other corporation without any material change in each shareholder’s proportionate ownership of such other corporation from that owned in the Company prior to such merger or consolidation; and (2) a Business Combination following which: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and outstanding Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Surviving Corporation in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock and Voting Stock, as the case may be; (B) no person or entity beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the Surviving Corporation or the combined voting power of the then outstanding voting securities of the Surviving Corporation (excluding any person or entity who beneficially owned 20% or more of the outstanding Common Stock or Voting Stock prior to such Business Combination, the Surviving Corporation and any employee benefit plan (or related trust) of the Company or the Surviving Corporation); and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors immediately prior to the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.
(3)Approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.
Notwithstanding the above, to the extent necessary to avoid the imposition of taxes or penalties under Section 409A of the Code with respect to any award that constitutes deferred compensation under Section 409A of the Code, a Change in Control shall be deemed to have occurred under this Plan with respect to such award only if, in addition to the requirements set forth above, the event constitutes a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company, within the meaning of guidance issued by the Secretary of the Treasury under Section 409A of the Code.
(h)“Code” means the Internal Revenue Code of 1986, as amended.
(i)“Committee” means the Board acting as a whole, or a committee of two or more “non-employee directors” (as defined in Rule 16b-3 under the Exchange Act) who also constitute “outside directors” (as defined under Code Section 162(m) if applicable at the time) if designated by the Board to administer the Plan. The fact that a Committee member shall fail to qualify under Rule 16b-3 under the Exchange Act or Code Section 162(m) shall not invalidate any grant or award made by the Committee, if the grant or award is otherwise validly granted under the Plan.

(j)“Common Stock” means shares of the Company’s authorized and unissued common stock, or reacquired shares of such common stock.
(k)“Company” means Credit Acceptance Corporation and any successor thereto.
(l)“Disability” means disability as defined in Treasury Regulation 1.409A-3(i)(4).
(m)“Effective Date” means April 12, 2021, the date on which the Board adopted the Plan.
(n)“Employee” means an employee of the Company or Affiliate, who has an “employment relationship” with the Company or an Affiliate, as defined in Treasury Regulation 1.421-7(h); and the term “employment” means employment with the Company, or an Affiliate of the Company.
(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.
(p)“Fair Market Value” means, as of the date of determination, (1) unless otherwise determined by the Committee, the closing price per share of Common Stock as quoted on the national securities exchange or such other market on which such stock is principally traded on the day prior to such date, as determined by the Committee, or (2) if the shares of Common Stock are not listed or admitted to trading on any such exchange or market, the closing selling price as reported by an over-the-counter market; provided that if no sales occur as of the date of determination, then the date of determination shall be the last day on which a sale was reported; further provided that if the shares of Common Stock are not then listed on a national securities exchange or market or traded in an over-the-counter market, such value shall be determined by the Committee in good faith. In no event shall the Fair Market Value of any share of Common Stock be less than the par value per share of Common Stock.
(q)“Good Reason” means (1) with respect to any Participant who is a party to a written employment agreement with the Company or any Affiliate, “Good Reason” as defined in such employment agreement, or (2) with respect to any Participant who is not a party to a written employment agreement with the Company or any Affiliate, or whose employment agreement does not define such term, without the Participant’s express written consent: (A) a material diminution in the Participant’s rate of base salary or target annual bonus opportunity, (B) a material diminution in the Participant’s authority, duties or responsibilities, (C) a material change in the geographic location of the Participant’s principal office with the Company (for this purpose, in no event shall a relocation of such office to a new location that does not increase a Participant's one-way commute by more than fifty (50) miles from constitute a “material change”) or (D) a material breach by the Company of the Agreement; provided, however, that any such condition or conditions, as applicable, shall not constitute Good Reason unless both (x) the Participant provides written notice to the Company of the condition claimed to constitute Good Reason within sixty (30) days of the initial existence of such condition(s) (such notice to be delivered in accordance with any notice provision of the applicable Agreement) and (y) the Company fails to remedy such condition(s) within thirty (60) days of receiving such written notice thereof; and provided, further, that in all events the termination of the Participant’s employment or service with the Company shall not constitute a termination for Good Reason unless such termination occurs not more than one hundred and twenty (120) days following the initial existence of the condition claimed to constitute Good Reason.
(r)“Grandfathered Awards” means any performance-based Awards intended to constituted qualified performance-based compensation within the meaning of Section 162(m) of the Code and provided pursuant to a written binding contract that was in effect on November 2, 2017, and that was not modified in any material respect on or after such date, within the meaning of Section 13601(e)(2) of P.L. 115-97 (the Tax Cuts and Jobs Act) as may be amended from time to time (including any regulations or further guidance).
(s)“Grant Date” means the date on which the Committee authorizes the grant of an individual Award, or such later date as shall be designated by the Committee.
(t)“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code and is designated as such in the Agreement evidencing the grant.

(u)“Incumbent Directors” means the members of the Board on the Effective Date.
(v)“Independent Contractor” means any individual who provides services to the Company or an Affiliate who is not an Employee or a Non-Employee Director.
(w)“Non-Employee Director” means a director of the Company or an Affiliate who is not an Employee.
(x)“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
(y)“Option” means either an Incentive Stock Option or a Nonqualified Stock Option.
(z)“Other Cash Based Award” means an Award granted pursuant to Article III.
(aa)“Other Stock Based Award” means an Award granted pursuant to Article III.
(bb)“Participant” means the individuals described in Section 1.02.
(cc)“Plan” means the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan, the terms of which are set forth herein, as amended from time to time.
(dd)“Restricted Period” means the period of time during which Common Stock subject to an Award is subject to restrictions that make it subject to forfeiture and/or nontransferable.
(ee)“Restricted Stock Award” means an award of Common Stock that is subject to a Restricted Period, granted pursuant to Article III.
(ff)“Restricted Stock Unit” means a right granted pursuant to Article III to receive Common Stock or an equivalent value in cash, in each case subject to the conditions set forth in the Plan and the related Agreement.
(gg)“Retirement” means a Participant’s voluntary cessation of employment, or voluntary cessation of services as a Non-Employee Director, following the Participant’s 65th birthday.
(hh)“Subsidiary” means, with respect to any “person” (within the meaning of Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof), as of any date of determination, any other person as to which such first person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other person.
(ii)“Surviving Corporation” means the corporation resulting from a Business Combination referred to in Section 1.03(g)(2)(B) of the Plan, including, without limitation, the surviving corporation in a merger involving the Company and a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.
(jj)“Voting Stock” means the securities ordinarily having the right to vote in the election of directors to the Board.
1.04Administration.
(a)The Plan shall be administered by the Committee, in accordance with Rule 16b-3 under the Exchange Act and Code Section 162(m), if applicable. The Committee shall have the authority, in its sole discretion, at any time and from time to time, subject to any express limitations set forth herein, to administer the Plan and exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards granted (including whether an Option granted is an Incentive Stock Option or a Nonqualified Stock Option); to determine the number of shares of Common Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria, if any, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered; to make adjustments in the performance goals that may be required for any Award in recognition of extraordinary events affecting the Company or the financial statements of the Company or in response to changes in applicable laws, regulations or accounting principles (in each case, to the extent not inconsistent with Section 162(m) of the Code with respect to Awards intended to qualify as Grandfathered Awards); to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.
(b)The Committee may, in its absolute discretion, without amendment to the Plan, (1) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of service or otherwise adjust any of the terms of such Option, and (2) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock Award, or other Award or otherwise adjust any of the terms applicable to any such Award. Notwithstanding the foregoing, and subject to adjustments for changes in capitalization pursuant to Section 6.01, neither the Board, the Committee nor their respective delegates shall have the authority, without first obtaining the approval of the Company’s shareholders, to (A) re-price (or cancel and/or re-grant) any Option or, if applicable, other Award at a lower exercise, base or purchase price, (B) cancel underwater Options in exchange for cash or (C) grant an Option in consideration for, or conditioned on, the delivery of Common Stock to the Company in payment of the exercise price and/or the withholding taxes of an Award. For purposes of this Section 1.04(b), Options will be deemed to be “underwater” at any time when the Fair Market Value of Common Stock is less than the exercise price of the Option.
(c)The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Award granted under the Plan shall be final and binding upon all Participants (or any person claiming any rights under the Plan from or through any Participant). Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Grandfathered Award. No member of the Committee or the Board (and their delegates) shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award.
(d)To the extent permitted by applicable law, the Committee may delegate to one or more officers or managers of the Company or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act.
1.05Limitations on Awards. A maximum of 3,000,000 shares may be issued under the Plan, of which a maximum of 455,133 shares of Common Stock may be issued following the Effective Date (all of which may be granted as Incentive Stock Options). The maximum number of shares of Common Stock that may be subject to Awards granted under the Plan to any Participant during any one-year period shall not exceed 500,000 shares. In addition, shares of Common Stock subject to any portion of a terminated, forfeited, cancelled or expired Award granted hereunder (including Awards granted prior to the Effective Date) may again be subject to grants and awards under the Plan as of the date of such termination, forfeiture, cancellation or expiration. Shares of Common Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise of any Options under the Plan, as well as any shares of Common Stock exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Award under the Plan, shall not again be available for subsequent Awards under the Plan. In addition, (i) to the extent an Award is denominated in shares of Common Stock, but paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan. All amounts in this Section 1.05 shall be adjusted, as applicable, in accordance with Article VI.

1.06Minimum Vesting Requirement. Subject to Section 1.04 and Articles V and VI, no Award or portion thereof shall provide for vesting prior to the first anniversary of its date of grant; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 1.05 may be granted under the Plan without regard to such minimum vesting provision.
II.STOCK OPTIONS
2.01Grant of Options. The Committee may grant Options to Participants and, to the extent Options are granted, shall determine the general terms and conditions of exercise, including any applicable vesting or performance requirements, which shall be set forth in a Participant’s Agreement. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option and the remainder as a Nonqualified Stock Option. An Option shall expire no later than the close of business on the tenth anniversary of the Grant Date. Any Participant may hold more than one Award under the Plan and any other plan of the Company or Affiliate.
2.02Incentive Stock Options. Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.02 and shall only be granted to an Employee. No Incentive Stock Option shall be granted with an exercise price below its Fair Market Value on the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Company or any Affiliate possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares of Common Stock subject to the Option and the Option, by its terms, is not exercisable more than 5 years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of an Affiliate) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or fails any other Code Section 422 requirement) shall be deemed to constitute a Nonqualified Stock Option.
2.03Option Price. The Committee shall determine the per share exercise price for each Option granted under the Plan, but no Option shall be granted with an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date.
2.04Payment for Option Shares. Payment of the purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be made in accordance with the process and procedures established by the Company and communicated to the Participant which may include, if the Company so approves, payment (a) in cash or by certified check, bank draft or money order at the time of exercise; (b) by tendering shares of Common Stock which are freely owned and held by the Participant independent of any restrictions, hypothecations or other encumbrances, duly endorsed for transfer (or with duly executed stock powers attached); (c) by using a cashless exercise procedure; or (d) by using a net exercise procedure in accordance with the process and procedures established by the Company and communicated to the Participant, or in any combination of the foregoing methods. If shares of Common Stock are tendered in payment of all or part of the exercise price, they shall be valued for such purpose at their Fair Market Value on the date of exercise and payment.
III.RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS; OTHER CASH BASED AND OTHER STOCK BASED AWARDS
3.01Restricted Stock and Restricted Stock Units. The Committee shall have the authority to grant Restricted Stock Awards and Restricted Stock Units to such Participants and for such number of shares of Common Stock as it shall designate. Such Restricted Stock Awards and Restricted Stock Units shall be evidenced by an Agreement that shall specify the terms thereof, including the Restricted Period, the number of shares of Common Stock subject to the Restricted Stock Award or Restricted Stock Unit, and such other provisions, which may include, among other things, vesting and performance goals, as the Committee shall determine.

3.02Other Cash Based and Stock Based Awards. The Committee is authorized to grant awards to Participants in the form of Other Cash Based Awards or Other Stock Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards shall be evidenced by an Agreement that shall specify the terms thereof, including the Restricted Period, the number of shares of Common Stock subject to the Award, and such other provisions, which may include, among other things, vesting and performance goals, as the Committee shall determine. The maximum amount that any Participant may receive with respect to Other Cash Based Awards which are intended to be Grandfathered Awards for any annual performance period is $2,500,000 (and for any other performance period other than one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve).
IV.GRANDFATHERED AWARDS
4.01Generally. Grandfathered Awards must comply with additional requirements set forth in this Article IV, which override any other provision set forth in this Plan:
4.02Payments. Payments under any Grandfathered Award shall be made solely on account of the attainment of one or more objective performance goals established in writing by the Committee not later than 90 days after the commencement of the period of service to which the Award relates (but in no event after 25 percent of the period of service has elapsed).
4.03Performance Goals. Each Grandfathered Award shall be based upon the attainment of specified levels of Company or Affiliate performance during a specified performance period, as measured by any or all of the following: (a) economic profit; (b) earnings per share; (c) operating income; (d) net income; (e) revenue; (f) book value per share, (g) return on capital; (h) total loan originations; (i) origination quality measures such as charge-off rates, collection rates, dollars collected or similar measures; (j) loan performance measures such as charge-off rates, collection rates, dollars collected; k) annual profitability; (l) market capitalization (m) business development goals; (n) customer satisfaction goals; (o) employee satisfaction goals; (p) strategic goals; and (q) any combination of any of the foregoing, or a specified increase or decrease of one or more of the foregoing over a specified period. The performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. The Committee shall make equitable adjustments to the performance goals (1) in recognition of unusual or non-recurring events affecting the Company or any Subsidiary of the Company or the financial statements of the Company or any Subsidiary of the Company, (2) in recognition of changes in leverage of the Company or any Subsidiary of the Company affecting the Company or any Subsidiary of the Company or the financial statements of the Company or any Subsidiary of the Company, (3) in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles or practices and changes in tax laws or rates, or (4) to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the acquisition or disposal of a segment of a business, or related to a change or adjustment in accounting principles as appropriate to accurately reflect performance during a specified period.
4.04Committee Authority. Once granted, the Committee shall have the discretion to decrease but shall not have discretion to increase the amount earned under a Grandfathered Award, provided, however, that the Committee shall have the authority to make appropriate adjustments in performance goals under an Award as provided under Section 4.03 above.
4.05Committee Certification. For each performance period, the Committee shall certify, in writing: (a) if the Company or its Affiliate(s) (as applicable) has attained the performance targets; and (b) the cash or number of shares (or combination thereof) pursuant to the Grandfathered Award that shall be paid to each selected Employee or that become freely transferable upon attainment of the performance targets and/or other restrictions. The Committee may not waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Grandfathered Award unless doing so would not cause such Award to fail to be deductible as performance-based compensation under Code Section 162(m). No part of a Grandfathered Award shall be paid or become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.

V.TERMINATION OF EMPLOYMENT AND SERVICES
5.01Options.
(a)Unless otherwise provided in the applicable Agreement, if, prior to the date that an Option first becomes exercisable, a Participant’s status as an Employee, Non-Employee Director, or Independent Contractor is terminated for any reason, the Participant’s right to exercise the Option shall terminate and all rights thereunder shall cease as of the close of business on the date of such termination.
(b)For any Nonqualified Stock Option unless otherwise provided in the applicable Agreement and for any Incentive Stock Option, if, on or after the date that the Option first becomes exercisable, a Participant’s status as an Employee, Non-Employee Director, or Independent Contractor is terminated (1) for Cause, any unexercised portion of the Option (whether then exercisable or not) shall, as of the time of the Cause determination, immediately terminate, (2) due to death or Disability, then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable only until the earlier of the one year anniversary of such termination or the “expiration date” set forth in the applicable Agreement, and (3) for any other reason (except as provided in the next sentence), then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable only until the earlier of the three month anniversary of such termination or the “expiration date” set forth in the applicable Agreement. For any Nonqualified Stock Option, unless otherwise provided in the applicable Agreement, if, on or after the date that the Option first becomes exercisable, a Participant’s status as an Employee or Non-Employee Director is terminated due to Retirement, or is terminated involuntarily (other than for Cause or due to death or Disability) within 6 months following a Change in Control, then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable until the “expiration date” set forth in the applicable Agreement. The Committee, at its discretion, may designate in the applicable Agreement a different post-termination period for exercise of a Nonqualified Stock Option and may extend the exercise period of any Option, but in no event may the post-termination exercise period exceed the tenth anniversary of the Grant Date; it being understood that the extension of the exercise term for an Incentive Stock Option may cause such Option to become a Nonqualified Stock Option.
(c)Shares of Common Stock subject to Options that are not exercised within the time allotted for exercise shall expire and be forfeited by the Participant as of the close of business on the date they are no longer exercisable.
5.02Restricted Stock Awards and Restricted Stock Units; Other Stock-Based and Cash-Based Awards. Unless otherwise provided in the applicable Agreement, if the status as an Employee, Non-Employee Director, or Independent Contractor of a Participant holding a Restricted Stock Award, Restricted Stock Unit or Other Cash-Based or Stock-Based Award terminates for any reason prior to the lapse of the Restricted Period or prior to satisfaction of the performance requirements of such Award, any shares of Common Stock subject to such Award as to which the Restricted Period has not yet lapsed or been waived or as to which such performance requirements have not been satisfied shall be forfeited by the Participant.
5.03Other Provisions. In each case unless otherwise required by Section 409A of the Code to avoid the imposition of additional taxes or penalties, (a) neither the transfer of a Participant from one corporation or division to another corporation or division among the Company and any of its Affiliates nor a leave of absence under the Company’s leave policy nor (b) the change in Participant’s classification as either an Employee, Non-Employee Director, or Independent Contractor shall be deemed to constitute a termination of status as a Participant for purposes of the Plan.
VI.ADJUSTMENTS AND CHANGE IN CONTROL
6.01Adjustments.
(a)If the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (1) the number and type of shares of Common Stock which thereafter may be made the subject of Awards, (2) the number and type of shares of Common Stock subject to outstanding Awards, and (3) the exercise price with respect to any Option, or, if deemed appropriate, cancel outstanding Options and make provision for a cash payment to the holders thereof; provided, however, in each case, that with respect to Incentive Stock Options any such adjustment shall be made in accordance with Code Section 424 or any successor provision thereto.
(b)The foregoing adjustments shall be made by the Committee or, if such adjustment is required by the Board, then by the Board at the recommendation of the Committee. Any such adjustment shall provide for the elimination of any fractional share that might otherwise become subject to an Award.
6.02Change in Control. Upon the occurrence of a Change in Control, unless otherwise specified by the Committee in the recipient’s Agreement:
(a) with respect to each outstanding Award that is assumed or substituted in connection with a Change in Control, in the event of a termination of a Participant’s service to the Company or any Affiliate thereof without Cause during the 24-month period following such Change in Control, on the date of such termination (1) such Award shall become fully vested and, if applicable, exercisable, (2) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (3) any performance conditions imposed with respect to Awards shall be deemed to be achieved based on actual performance levels;
(b)with respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control, (1) such Award shall become fully vested and, if applicable, exercisable, (2) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (3) any performance conditions imposed with respect to Awards shall be deemed to be achieved based on actual performance levels;
(c)for purposes of this Section 6.02, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award is of comparable value and remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to shares of Common Stock, the Award instead confers the right to receive common stock of the acquiring or ultimate parent entity; and
(d)except as would result in the imposition of taxes or penalties under Section 409A of the Code, the Board or the Committee may, in its sole discretion, provide that each Award will be cancelled as of the Change in Control in exchange for a payment in cash or securities in an amount equal to (1) the excess of the consideration paid per share in the Change in Control over the exercise or purchase price (if any) per share subject to the Award, multiplied by (2) the number of shares granted under the Award. To the extent required to avoid the imposition of additional taxes under Section 409A of the Code, such Award shall be settled in accordance with its original terms or at such earlier time as permitted by Section 409A of the Code.
VII.MISCELLANEOUS
7.01Partial Exercise/Fractional Shares. The Committee may permit, and shall establish procedures for, the partial exercise of Options granted under the Plan. No fractional shares shall be issued in connection with the exercise or payment of a grant or award under the Plan; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares, and any fractional shares shall be disregarded.
7.02Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on an Award (including, without limitation, the right of the Committee to limit the time of exercise of an Option to specified periods) as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act (as such rule may be in effect at such time).
7.03Rights Prior to Issuance of Shares; Voting and Dividends. No Participant shall have any rights as a shareholder with respect to shares of Common Stock covered by an Award until the issuance of such shares as reflected on the books and records of the Company or its transfer agent. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the shares are issued. Notwithstanding the above, during the Restricted Period, Participants shall be considered record owners of any shares of Common Stock subject to any Restricted Stock Award held by them for purposes of determining who is entitled to vote such shares. In addition, unless otherwise determined by the Committee in the applicable Agreement, Participants who receive a Restricted Stock Award, Restricted Stock Unit, or Other-Stock Based Award shall be entitled to receive dividends or dividend equivalents, as applicable, paid on Common Stock subject to the Award. Such dividend or dividend equivalents shall be subject to the same restrictions as the Award with respect to which they were paid and, unless otherwise determined by the Committee in the applicable Agreement, will be settled in cash or Common Stock, in the discretion of the Committee, at the time that the underlying Award is settled.
7.04Non-Assignability. Unless otherwise determined by the Committee, neither an Award, nor the shares of Common Stock subject to an Award, may be transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant except by will or the laws of descent and distribution. No transfer of an Award shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will or such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Award. Prior to the end of the Restricted Period, all rights with respect to the Common Stock subject to an Award granted to a Participant shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative. During the lifetime of a Participant, an Incentive Stock Option shall be exercised only by the Participant.
7.05Securities Laws.
(a)Anything to the contrary herein notwithstanding, the Company’s obligation to sell and deliver Common Stock pursuant to the exercise of an Award is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell or deliver Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933, the Exchange Act, any other applicable federal laws, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of any stock exchange or stock market on which the Common Stock may be listed or traded, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.
(b)The Committee may impose such restrictions on any shares of Common Stock subject to or underlying an Award as it may deem advisable, including, without limitation, restrictions (1) under applicable federal securities laws, (2) under the requirements of any stock exchange or other recognized trading market upon which such shares of Common Stock are then listed or traded, or (3) under any blue sky or state securities laws applicable to such shares. No shares of Common Stock shall be issued until counsel for the Company has determined that the Company has complied with all requirements under appropriate securities laws.
7.06Certificate Legend. Awards granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Awards are registered in the name of the Grantee, such certificates shall bear the following legend:
The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan (the “Plan”), rules and administrative guidelines adopted pursuant to such Plan and an Agreement dated April 12, 2021. A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of the Company.

Except as otherwise provided under the Plan, if the Restricted Period has elapsed or been waived by the Committee with respect to all or a portion of the Award represented by a certificate, the holder thereof shall be entitled to have the legend removed from such stock certificate with respect to the shares as to which the Restricted Period has elapsed. Any certificate evidencing the remaining shares shall continue to bear the legend. The Company shall have the right to retain any certificate representing shares of Common Stock subject to an Award until such time as all conditions and/or restrictions applicable to such shares of Common Stock have been satisfied.
7.07Withholding and Taxes. The Company shall have the right to withhold from a Participant’s compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes that become due upon the grant, exercise, vesting, or payment of an Award, as applicable. If a Participant is no longer employed by the Company at the time any applicable taxes with respect to the Award are due and must be remitted by the Company, the Participant shall pay applicable taxes to the Company, and the Company may delay issuance of a certificate or recording the ownership of the Common Stock on the books of the Company until proper payment of such taxes has been made by the Participant. If permitted in an Agreement or by the Committee at the time of exercise of an Option, a Participant may use a cashless exercise or net exercise procedure established by the Committee from time to time, or may tender previously acquired shares of Common Stock or have shares of Common Stock withheld from the shares of Common Stock to be received upon exercise, to satisfy the withholding obligation in whole or in part, such shares being valued for such purpose at Fair Market Value; provided that the Company shall not withhold from exercise more shares than are necessary to satisfy the established requirements of federal, state and local tax withholding obligations.
7.08Termination and Amendment.
(a)The Board may terminate the Plan, or the granting of Awards under the Plan, at any time. No new grants or awards of Incentive Stock Options shall be made under the Plan after the tenth anniversary of the Effective Date.
(b)The Board may amend or modify the Plan at any time and from time to time.
(c)Notwithstanding anything to the contrary in this Section 7.08, the requisite shareholder approval shall be required if and to the extent the Board or the Committee determines that such approval is appropriate or necessary for purposes of satisfying Sections 162(m) (with respect to Awards intended to qualify as Grandfathered Awards) or 422 of the Code or Rule 16b-3 or other applicable law.
(d)No amendment, modification or termination of the Plan shall adversely affect any Award previously granted under the Plan in any material way without the consent of the Participant holding the Award.
7.09Effect on Employment or Services. Neither the adoption of the Plan nor the granting of any Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment or services of the Company or an Affiliate.
7.10Use of Proceeds. The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Company.
7.11Shareholder Approval of Plan. The Plan shall be subject to the approval of the holders of at least a majority of the votes cast on the matter at a meeting of shareholders of the Company held within 12 months after adoption of the Plan by the Board. No Award granted under the Plan may be exercised or paid out in whole or in part unless the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within 12 months after approval by the Board, the Plan and any Awards granted under the Plan shall be rescinded.
7.12Governing Law. The Plan and all actions taken under the Plan shall be governed and construed in accordance with Michigan law.
7.13Code Section 409A. It is intended that the payments and benefits under this Plan comply with, or as applicable, constitute a short-term deferral or otherwise be exempt from, the provisions of Section 409A of the

Code. The Plan will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Plan to fail to satisfy Section 409A of the Code will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Section 409A of the Code). Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have incurred a termination of employment or service for purposes of this Plan and no payments shall be due to Participant under this Plan providing for payment of amounts on termination of employment or service until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six-month period immediately following Participant’s termination of employment shall instead be paid on the first business day after the date that is six months following Participant’s termination of employment (or upon Participant’s death, if earlier). In addition, for purposes of this Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code. Notwithstanding any provision of the Plan or any Agreement to the contrary, in the event that the Committee determines that any award may or does not comply with Section 409A of the Code, the Company may adopt such amendments to the Plan and the affected award (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Plan and any award from the application of Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to award, or (b) comply with the requirements of Section 409A of the Code.